EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933

2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Analyst Contact:  Michael M. Moran
Chief of Capital Markets
877-884-5662
Media Contact:     Joal Redmond
Corporate Communications
602-977-3797

CAPITOL BANCORP ANNOUNCES RECORD FOURTH QUARTER EARNINGS,
AN INCREASE EXCEEDING 26% YEAR-OVER-YEAR,
AS EARNINGS PER SHARE GREW 23%

YEAR-END EARNINGS INCREASE NEARLY 35% OVER 2004 WITH
RECORD EARNINGS PER SHARE UP 31%

LANSING, Mich., and PHOENIX: Jan. 26, 2006: Today, Capitol Bancorp Limited (NYSE:CBC) reported record fourth quarter earnings exceeding $10 million, an increase of more than 26 percent over the $7.9 million in earnings recorded in the fourth quarter of 2004. Record basic and diluted earnings per share (EPS) for the quarter of $0.66 and $0.64, respectively, represent a 20 percent and 23 percent increase as compared to 2004’s fourth quarter figures of $0.55 and $0.52. For the year, Capitol reported record earnings approximating $36 million, an increase of nearly 35 percent over 2004’s then record $26.7 million bottom line. Record basic and diluted EPS for 2005 were $2.42 and $2.34, respectively, even with a more than 6 percent increase in the outstanding share count to approximately 15.8 million shares at year-end 2005.

Capitol’s balance sheet achieved double-digit growth during 2005. Total assets approximated $3.5 billion at December 31, 2005, reflecting an increase exceeding 12 percent for the year. Total deposits, approaching $2.8 billion, increased 11 percent year-over-year. Total portfolio loans also grew 11 percent, from approximately $2.7 billion at year-end 2004, and at nearly $3 billion represent a 14 percent increase on a linked-quarter annualized basis. This continued prudent balance sheet management, reflecting strong earning asset growth coupled with an attractive funding mix, was a key contributor to the solid margin performance at Capitol Bancorp during a challenging interest rate environment.

Commenting on the company’s performance, Capitol Bancorp’s Chairman and CEO, Joseph D. Reid, said the quarterly and yearly financial performance blended well with the Corporation’s ongoing development initiatives and 2005’s charter-related expansion.

“Last year we experienced accelerated geographic expansion through the creation of eight de novo community banks and one strategic affiliation,” said Reid. “We further solidified our national footprint by establishing banks in four states (Colorado, Illinois, Missouri and Washington) where we did not previously have a presence. With 41 separately-chartered community institutions, Capitol Bancorp now operates the most individual bank charters of any banking company in the country. At year-end 2005, total capital was nearly $490 million, an increase of about 25 percent over 2004’s total of $393 million, positioning Capitol well with the resources to support future expansion. Currently, Capitol is on track to open seven new community banks by mid-year, and the Corporation has retained three additional bank executives who are preparing to begin development activities in their respective markets.
“We are encouraged by the performance of our Corporation in a year filled with record achievements. We continue to be optimistic about the opportunities that exist for Capitol Bancorp to extend its geographic reach in the community banking sector.”

Record Quarterly Earnings Performance
Record net operating revenues in excess of $47.5 million for the fourth quarter represent an increase of approximately 18 percent versus 2004’s comparable period figure of $40.3 million. Solid net interest income (+17 percent) coupled with a strong contribution from noninterest income (+23 percent), compensated for the Corporation’s operating leverage attributable to the aforementioned development and growth initiatives. The net interest margin at 5.21 percent in the quarter expanded 2 basis points on a linked-quarter basis and 26 basis points year-over-year.

With this organic growth and attractive balance sheet mix, Capitol Bancorp’s consolidated earnings reached another record quarterly level, exceeding $10 million, up more than 26 percent compared to the $7.9 million reported in the fourth quarter of 2004.

Record Operating Results for 2005

Net operating revenues reached $178 million for 2005, which represents an approximate 18 percent increase over 2004’s net operating revenues of approximately $151 million. Earnings of $36 million for 2005 reflect an increase of nearly 35 percent when compared to the $26.7 million of earnings generated in 2004. The Corporation reported basic EPS of $2.42 and diluted EPS of $2.34 for the year, both records, representing approximately 29 percent and 31 percent increases, respectively, over 2004’s levels of $1.88 and $1.79.

Balance Sheet

Capitol's equity-to-assets ratio exceeded 8.7 percent at the end of 2005, compared to 8.2 percent at year-end 2004. The total capital-to-assets ratio was 14.1 percent, up from 12.7 percent a year ago. With total capital funds approaching $500 million on the Corporation's $3.5 billion consolidated balance sheet, adequate resources are in place to support the anticipated continued expansion of Capitol Bancorp’s national franchise.

Asset quality improved during the course of 2005. The allowance for loan losses coverage ratio of nonperforming loans at year-end 2005 increased to 152 percent compared to 132 percent at year-end 2004.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three months ended December 31			Year Ended December 31
	2005	2004		2005	2004

Condensed statements of operations:
Interest income	$61,372	$48,329		$224,439	$179,089
Interest expense	19,748	12,848		67,579	47,496
Net interest income	41,624	35,481		156,860	131,593
Provision for loan losses	3,791	3,111		10,960	12,708
Noninterest income	5,913	4,817		21,048	19,252
Noninterest expense	31,806	26,094		117,289	97,787
Income before income taxes	14,733	11,348		55,157	41,415

Net income	$10,019	$7,950		$35,925	$26,716

Per share data:
Net income - basic	$0.66	$0.55		$2.42	$1.88
Net income - diluted	0.64	0.52		2.34	1.79
Book value at end of period	19.26	17.00		19.26	17.00
Common stock closing price at end of period	$37.44	$35.22		$37.44	$35.22
Common shares outstanding at end of period	15,776,000	14,829,000		15,776,000	14,829,000
Number of shares used to compute:
Basic earnings per share	15,134,000	14,522,000		14,867,000	14,183,000
Diluted earnings per share	15,712,000	15,368,000		15,365,000	14,891,000

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2005	2005	2005	2005	2004
Financial position at period end:
Total assets	$3,475,721	$3,446,329	$3,341,000	$3,215,193	$3,091,418
Portfolio loans	2,991,189	2,888,566	2,843,508	2,759,444	2,692,904
Deposits	2,785,259	2,799,443	2,721,257	2,604,864	2,510,072
Stockholders' equity	303,832	280,234	266,083	258,638	252,159
Total capital	$488,610	$451,285	$433,564	$402,806	$392,524

Key performance ratios:
Return on average assets	1.16%	1.14%	1.01%	1.02%	1.03%
Return on average equity	14.02%	14.18%	12.80%	12.55%	12.55%
Net interest margin	5.21%	5.19%	5.06%	4.90%	4.95%
Efficiency ratio	66.91%	66.22%	64.90%	65.57%	64.75%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.36%	1.36%	1.37%	1.37%	1.40%
Total nonperforming loans / portfolio loans	0.89%	0.87%	0.94%	0.88%	1.06%
Total nonperforming assets / total assets	0.88%	0.82%	0.90%	0.93%	1.05%
Net charge-offs (annualized) / average portfolio loans	0.34%	0.24%	0.27%	0.27%	0.39%
Allowance for loan losses / nonperforming loans	151.72%	155.67%	144.71%	154.58%	131.97%

Capital ratios:
Stockholders' equity / total assets	8.74%	8.13%	7.96%	8.04%	8.16%
Total capital / total assets	14.06%	13.09%	12.98%	12.53%	12.70%

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of  1995.  Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
For the Three Months and Year Ended December 31, 2005 and 2004
(in thousands, except per share data)

	Three Months Ended December 31		Year Ended December 31
	2005	2004	2005	2004
INTEREST INCOME:
Portfolio loans (including fees)	$58,412	$46,816	$214,882	$173,376
Loans held for resale	613	621	2,627	2,150
Taxable investment securities	267	260	1,008	1,331
Federal funds sold	1,675	567	4,734	1,620
Other	405	65	1,188	612
Total interest income	61,372	48,329	224,439	179,089
INTEREST EXPENSE:
Deposits	15,982	9,804	53,213	36,695
Debt obligations and other	3,766	3,044	14,366	10,801
Total interest expense	19,748	12,848	67,579	47,496
Net interest income	41,624	35,481	156,860	131,593
PROVISION FOR LOAN LOSSES	3,791	3,111	10,960	12,708
Net interest income after	1
provision for loan losses	37,833	32,370	145,900	118,885
NONINTEREST INCOME:
Service charges on deposit accounts	1,005	1,045	4,120	4,381
Trust fee income	415	921	2,069	3,456
Fees from origination of non-portfolio residential
mortgage loans	1,556	1,370	6,146	5,581
Realized gains (losses) on sales of investment
securities available for sale	--	(179)	8	(603)
Other	2,937	1,660	8,705	6,437
Total noninterest income	5,913	4,817	21,048	19,252
NONINTEREST EXPENSE:
Salaries and employee benefits	17,619	17,199	72,387	63,281
Occupancy	2,565	2,363	9,735	8,791
Equipment rent, depreciation and maintenance	1,776	1,228	6,369	5,494
Other	9,846	5,304	28,798	20,221
Total noninterest expense	31,806	26,094	117,289	97,787
Income before income taxes and
minority interest	11,940	11,093	49,659	40,350
Income taxes	4,714	3,398	19,232	14,699
Income before minority interest	7,226	7,695	30,427	25,651
Minority interest in net losses of
consolidated subsidiaries	2,793	255	5,498	1,065

NET INCOME	$10,019	$7,950	$35,925	$26,716

NET INCOME PER SHARE:
Basic	$0.66	$0.55	$2.42	$1.88

Diluted	$0.64	$0.52	$2.34	$1.79

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	December 31
	(Unaudited)
	2005	2004
ASSETS

Cash and due from banks	$157,963	$123,969
Money market and interest-bearing deposits	19,846	10,745
Federal funds sold	128,299	96,390
Cash and cash equivalents	306,108	231,104
Loans held for resale	21,638	43,143
Investment securities:
Available for sale, carried at market value	25,929	28,172
Held for long-term investment, carried at
amortized cost which approximates market value	17,745	14,191
Total investment securities	43,674	42,363
Portfolio loans:
Commercial	2,688,361	2,444,492
Real estate mortgage	212,142	177,204
Installment	90,686	71,208
Total portfolio loans	2,991,189	2,692,904
Less allowance for loan losses	(40,559)	(37,572)
Net portfolio loans	2,950,630	2,655,332
Premises and equipment	41,629	32,661
Accrued interest income	13,719	10,447
Goodwill and other intangibles	50,378	41,943
Other assets	47,945	34,425

TOTAL ASSETS	$3,475,721	$3,091,418

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing	$591,229	$503,902
Interest-bearing	2,194,030	2,006,170
Total deposits	2,785,259	2,510,072
Debt obligations:
Notes payable	175,729	172,534
Subordinated debentures	100,940	100,845
Total debt obligations	276,669	273,379
Accrued interest on deposits and other liabilities	26,123	16,288
Total liabilities	3,088,051	2,799,739

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	83,838	39,520

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2005 - 15,776,192 shares
2004 - 14,828,750 shares	221,467	196,271
Retained earnings	85,553	60,476
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income)	(226)	(36)
	306,794	256,711
Less unearned compensation regarding restricted stock and other	(2,962)	(4,552)
Total stockholders' equity	303,832	252,159

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,475,721	$3,091,418

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2005	2004	2005	2004
Allowance for loan losses at beginning of period	$39,284	$37,027	$37,572	$31,404

Allowance for loan losses of acquired bank subsidiary				724

Loans charged-off:
Commercial	(2,558)	(2,778)	(9,099)	(7,960)
Real estate mortgage	--	(20)	--	(96)
Installment	(104)	(84)	(544)	(332)
Total charge-offs	(2,662)	(2,882)	(9,643)	(8,388)
Recoveries:
Commercial	96	236	1,522	1,007
Real estate mortgage	1	--	3	--
Installment	49	80	145	117
Total recoveries	146	316	1,670	1,124
Net charge-offs	(2,516)	(2,566)	(7,973)	(7,264)
Additions to allowance charged to expense	3,791	3,111	10,960	12,708

Allowance for loan losses at December 31	$40,559	$37,572	$40,559	$37,572
Average total portfolio loans for period ended December 31	$2,926,033	$2,648,044	$2,834,973	$2,492,379
Ratio of net charge-offs (annualized) to average portfolio loans	0.34%	0.39%	0.28%	0.29%

ASSET QUALITY (in thousands):

	December 31
	2005	2004
Nonaccrual loans:
Commercial	$19,734	$20,618
Real estate mortgage	1,734	2,396
Installment	1,154	195
Total nonaccrual loans	22,622	23,209

Past due (>90 days) loans:
Commercial	3,235	3,529
Real estate mortgage	592	1,382
Installment	283	351
Total past due loans	4,110	5,262

Total nonperforming loans	$26,732	$28,471

Real estate owned and other repossessed assets	3,745	3,907

Total nonperforming assets	$30,477	$32,378

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2005	2004	2005	2004

Numerator—net income for the period	$10,019	$7,950	$35,925	$26,716

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	15,134	14,522	14,867	14,183
Dilutive effect of unvested shares of of restricted common stock	88	259	86	258
Dilutive effect of stock options	490	587	412	450

Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	15,712	15,368	15,365	14,891

Number of antidilutive stock options excluded from diluted earnings per share computation	--	160	1,085	160

AVERAGE BALANCES (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2005	2004	2005	2004

Portfolio loans	$2,926,033	$2,648,044	$2,834,973	$2,492,379
Earning assets	3,196,908	2,869,059	3,079,840	2,733,488
Total assets	3,446,668	3,089,754	3,313,439	2,945,752
Deposits	2,797,029	2,539,806	2,691,649	2,437,417
Stockholders’ equity	285,870	253,444	269,206	237,447

About Capitol Bancorp Limited
Capitol Bancorp Limited is a $3.5 billion national community bank development company, with 41 individual bank charters and bank operations in thirteen states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital, mentors a community bank through its formative stages and manages its investments in its community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has executive offices in Lansing, Michigan and Phoenix, Arizona.

Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan
Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri
Southeast Region:
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta - LPO	Atlanta, Georgia
Western Regions
Southwest Region:
Arrowhead Community Bank	Glendale, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Community Bank	Chandler, Arizona
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank - Dallas LPO	Dallas, Texas
Sunrise Bank - Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona
California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Northwest Region:
Bank of Bellevue	Bellevue, Washington